Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Statements

On November 4, 2019, Rayonier Advanced Materials Inc. (the "Company") announced that it completed the previously announced sale of the Matane, Quebec pulp mill (the "Matane Mill") and related assets to Sappi, a global diversified wood fiber company. Beginning in the third quarter of 2019, the historical financial results of the Matane Mill, for periods prior to the sale, will be reflected in the Company's consolidated financial statements as discontinued operations.
The following unaudited pro forma financial statements are based on the historical financial statements of the Company and have been prepared to reflect the sale of the Matane Mill. The unaudited Pro Forma Condensed Consolidated Statement of Income (Loss) for the six months ended June 29, 2019 and the years ended December 31, 2018 and 2017 are presented as if the sale occurred on November 17, 2017, the date of acquisition of the Matane Mill by the Company. The unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 29, 2019 gives effect to the sale as if it occurred on June 29, 2019.

These statements are intended for information purposes only, the information is not intended to represent or be indicative of what the Company's results of operations or financial position would have been had the sale occurred on the dates indicated. The unaudited pro forma condensed consolidated financial statements should be read with the Company's historical financial statements, which are included in the Company’s latest annual report on Form 10-K and quarterly report on Form 10-Q. The unaudited pro forma financial statements should not be considered representative of the Company's future results or financial position.

The information in the "Historical" columns of the unaudited Pro Forma Condensed Consolidated Statements of Income (Loss) and Pro Forma Condensed Consolidated Balance Sheet was derived from the Company's historical financial statements for the periods presented and does not include any adjustments for the sale of the Matane Mill.

The information in the "Matane Sale" columns of the unaudited Pro Forma Condensed Consolidated Statements of Income (Loss) and Pro Forma Condensed Consolidated Balance Sheet reflects the revenues, expenses, assets and liabilities attributable to the Matane Mill. The Company is required to use $100 million of the net proceeds from the sale of Matane to repay debt under its current loan agreements. As such, interest expense of $2.4 million, $4.5 million and $0.5 million for the 2019, 2018 and 2017 periods, respectively, has been allocated to discontinued operations using the weighted-average interest rates in effect for each period presented based on the proportionate amounts required to be repaid.

The information in the “Other Pro Forma Adjustments” columns of the unaudited Pro Forma Condensed Consolidated Balance Sheet reflects the pro forma adjustments which are further described in Note 1.

Exhibit 99.2

Rayonier Advanced Materials Inc.
Pro Forma Condensed Consolidated Statement of Income (Loss)
(Unaudited)
(Dollars in thousands, except per share amounts)
For the Six Months Ended June 29, 2019

	Historical	Matane Sale	Pro Forma
Net Sales	$970,597	$(79,304)	$891,293
Cost of Sales	(927,955)	62,295	(865,660)
Gross Margin	42,642	(17,009)	25,633

Selling, general and administrative expenses	(49,464)	854	(48,610)
Duties	(11,520)	—	(11,520)
Other operating income (expense), net	(8,422)	—	(8,422)
Operating Income (Loss)	(26,764)	(16,155)	(42,919)
Interest expense	(30,374)	2,351	(28,023)
Interest income and other, net	(99)	5	(94)
Other components of pension and OPEB, excluding service costs	2,643	(175)	2,468
Income (Loss) Before Income Taxes	(54,594)	(13,974)	(68,568)
Income tax (expense) benefit	17,627	3,680	21,307
Net Income (Loss) Attributable to the Company	(36,967)	(10,294)	(47,261)
Mandatory convertible stock dividends	(6,805)	—	(6,805)
Net Income (Loss) Available to the Company's Common Stockholders	$(43,772)	$(10,294)	$(54,066)

Earnings Per Share of Common Stock
Basic earnings (loss) per share	$(0.89)		$(1.10)
Diluted earnings (loss) per share	$(0.89)		$(1.10)

Shares used for determining basic earnings per share of common stock	49,282,418		49,282,418
Shares used for determining diluted earnings per share of common stock	49,282,418		49,282,418

Exhibit 99.2

Rayonier Advanced Materials Inc.
Pro Forma Condensed Consolidated Statement of Income (Loss)
(Unaudited)
(Dollars in thousands, except per share amounts)
For the Year Ended December 31, 2018

	Historical	Matane Sale	Pro Forma
Net Sales	$2,134,413	$(177,419)	$1,956,994
Cost of Sales	(1,790,244)	124,397	(1,665,847)
Gross Margin	344,169	(53,022)	291,147

Selling, general and administrative expenses	(108,184)	3,196	(104,988)
Duties	(25,921)	—	(25,921)
Other operating expense, net	(12,422)	—	(12,422)
Operating Income	197,642	(49,826)	147,816
Interest expense	(60,408)	4,474	(55,934)
Interest income and other, net	5,017	11	5,028
Other components of net periodic benefit income (expense)	8,723	(377)	8,346
Gain on bargain purchase	20,449	—	20,449
Gain on debt extinguishment	786	—	786
Income Before Income Taxes	172,209	(45,718)	126,491
Income tax expense	(43,793)	16,754	(27,039)
Net Income Attributable to the Company	128,416	(28,964)	99,452
Mandatory convertible stock dividends	(13,800)	—	(13,800)
Net Income Available to the Company's Common Stockholders	$114,616	$(28,964)	$85,652

Earnings Per Share of Common Stock
Basic earnings per share	$2.27		$1.69
Diluted earnings per share	$1.96		$1.52

Shares used for determining basic earnings per share of common stock	50,602,480		50,602,480
Shares used for determining diluted earnings per share of common stock	65,397,259		65,397,259

Exhibit 99.2

Rayonier Advanced Materials Inc.
Pro Forma Condensed Consolidated Statement of Income (Loss)
(Unaudited)
(Dollars in thousands, except per share amounts)
For the Year Ended December 31, 2017

	Historical	Matane Sale	Pro Forma
Net Sales	$961,333	$(20,917)	$940,416
Cost of Sales	(818,281)	18,618	(799,663)
Gross Margin	143,052	(2,299)	140,753

Selling, general and administrative expenses	(79,387)	(173)	(79,560)
Duties	(939)	—	(939)
Other operating expense, net	(1,274)	—	(1,274)
Operating Income	61,452	(2,472)	58,980
Interest expense	(40,447)	480	(39,967)
Interest income and other, net	2,350	2	2,352
Other components of net periodic benefit income (expense)	(2,995)	(45)	(3,040)
Gain on bargain purchase	316,555	—	316,555
Gain on derivative instrument	7,780	—	7,780
Income Before Income Taxes	344,695	(2,035)	342,660
Income tax expense	(19,731)	498	(19,233)
Net Income Attributable to the Company	324,964	(1,537)	323,427
Mandatory convertible stock dividends	(13,800)	—	(13,800)
Net Income Available to the Company's Common Stockholders	$311,164	$(1,537)	$309,627

Earnings Per Share of Common Stock
Basic earnings per share	$7.17		$7.13
Diluted earnings per share	$5.81		$5.79

Shares used for determining basic earnings per share of common stock	43,416,868		43,416,868
Shares used for determining diluted earnings per share of common stock	55,902,452		55,902,452

Exhibit 99.2

Rayonier Advanced Materials Inc.
Pro Forma Condensed Consolidated Balance Sheet
(Unaudited)
(Dollars in thousands)
As of June 29, 2019

	Historical	Matane Sale	Pro Forma Adjustments (Note 1)		Pro Forma
Assets
Current Assets
Cash and cash equivalents	$90,104	$—	$50,000	(a)	$140,104
Accounts receivable, net	180,014	(17,807)	—		162,207
Inventory	298,902	(14,695)	—		284,207
Prepaid and other current assets	90,623	(2,991)	—		87,632
Total current assets	659,643	(35,493)	50,000		674,150

Property, Plant and Equipment, net	1,370,307	(18,003)	—		1,352,304
Deferred Tax Assets	420,105	(31,486)	—		388,619
Intangible Assets, net	48,955	—	—		48,955
Other Assets	151,500	(2,571)	—		148,929
Total Assets	$2,650,510	$(87,553)	$50,000		$2,612,957

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$182,458	$(9,234)	$—		$173,224
Accrued and other current liabilities	114,686	(3,350)	—		111,336
Current maturities of long-term debt	21,633	—	—		21,633
Current liabilities for disposed operations	11,483	—	—		11,483
Total current liabilities	330,260	(12,584)	—		317,676

Long-Term Debt	1,215,059	—	(99,472)	(b)	1,115,587
Long-Term Liabilities for Disposed Operations	149,360	—	—		149,360
Pension and Other Postretirement Benefits	238,387	(5,425)	—		232,962
Deferred Tax Liabilities	26,071	—	—		26,071
Other Non-Current Liabilities	24,807	(327)	—		24,480

Commitments and Contingencies

Stockholders’ Equity
Preferred stock	17	—	—		17
Common stock	498	—	—		498
Additional paid-in capital	397,115	—	—		397,115
Retained earnings	411,306	(69,217)	149,472	(a), (b)	491,561
Accumulated other comprehensive income (loss)	(142,370)	—	—		(142,370)
Total Stockholders’ Equity	666,566	(69,217)	149,472		746,821
Total Liabilities and Stockholders’ Equity	$2,650,510	$(87,553)	$50,000		$2,612,957
Note 1 — Pro forma adjustments

(a)
The Company's estimated net proceeds from the sale, which excludes fees, expenses, working capital adjustments and other costs related to the sale, were approximately $150 million. The Company is required use $100 million of the net proceeds to repay debt under its current loan agreements with the remaining $50 million added to cash.

(b)
The Company is required to use $100 million of the net proceeds to repay debt under its current loan agreements. As a result of the repayment of the loan, approximately $528 thousand of deferred loan costs will be written off to interest expense.